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                                                                     Exhibit 5.1

August 29, 2001


AmerUs Group Co.
699 Walnut Street
Des Moines, Iowa 50309-3948

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of AmerUs Group Co. (the "Company") and I have acted as counsel for the Company in connection with the preparation of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission with respect to the adoption of the Registration Statement by the Company pursuant to Rule 414 under the Securities Act of 1933, as amended, (the "Securities Act") and the principles set forth in the no-action letter provided to AmerUs Life Holdings, Inc. and the Company on July 24, 2000 and for the registration under the Securities Act of the deferred compensation obligations (the "Obligations") to be offered and sold by the Company to certain officers and employees of the Company under the Amended and Restated AmerUs Group MIP Deferral Plan (the "Plan"). I have examined the originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the Plan and such other documents as I have deemed necessary or appropriate for purposes of this opinion. Based on the foregoing, I am of the opinion that the Obligations, when established under the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability
(i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Joseph K. Haggerty, Esq.